Separation and Release Agreement, dated as of May 28, 1999,
                       by and between
  Peter J. O'Gorman  and  The Great Atlantic & Pacific Tea
                        Company, Inc.

      This will confirm our understandings with respect to the termination of your employment with The Great Atlantic & Pacific Tea Company, Inc., which is effective May 28, 1999, whereupon all rights, privileges and entitlements as an active employee will cease, except only to the extent herein provided. Your resignation as a corporate officer of the Company effective May 28, 1999 is an integral part of this Agreement.

      In return for your general release which is set forth below, the Company will pay you at your current salary rate through May 31, 2000 ("the severance period"). These payments include any and all otherwise applicable paid leave, including but expressly not limited to your vacation entitlement. Upon your attainment of age sixty-two you will be eligible for your pension under the special executive retirement plan (SERP) with 20 years' service credit and without any early retirement reduction for retiring prior to age 65. Your life insurance coverage and your Executive Medical health benefits including your prescription drug coverage under the Company plan will be continued for you and your covered dependents until you attain age 65; any COBRA entitlements will follow. Your unexercised Stock Options and Stock Appreciation Rights ("SAR's") which are vested currently or after vesting during the severance period will be exercisable through the date that is three months after the end of the severance period, unless sooner expired. These provisions exceed anything to which you are otherwise entitled by reason of your having been employed by or separated from the Company prior to the execution of this Release Agreement.

     The foregoing voluntary consideration is given in return for your discharge and release of all claims, obligations, and demands which you have, ever had, or in the future may have against The Great Atlantic & Pacific Tea Company, Inc., each and any parent, subsidiary or affiliated entity and any of its or their officers, directors, employees, agents, predecessors or successors (the "Company") arising out of or related to your employment with and separation from the Company, including, but not limited to, any and all claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act ("ADEA"), the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Employment Retirement Income Security Act of 1974, the Family and Medical Leave Act, the Equal Pay Act, the Worker Adjustment and Retraining Notification Act, each and every state or local variation of these federal laws including without limitation the New Jersey Law Against Discrimination, the New Jersey Conscientious Employee Protection Act, and the New Jersey Family Leave Act, and any and all other applicable federal, state, and local fair employment practices, individual rights, wage or discrimination laws, and any and all claims for breach of contract or implied contract, constructive or wrongful discharge, or for negligence, retaliation and all torts. This release shall not affect any subsequent acts giving rise to claims.

     This Separation and Release Agreement does contain and constitute the full and complete understanding and agreement between you and the Company ("Agreement"). You further understand and agree that by entering into this Agreement the Company is not admitting violating any legal right, duty or entitlement and further that you will keep strictly confidential the terms and conditions of this Separation and Release Agreement.

      The Company advises you to consult with an attorney prior to executing this Agreement. By executing this Agreement you acknowledge that (a) you have been provided an opportunity to consult with an attorney or other advisor of your choice regarding the terms of this Agreement, (b) this is a final offer and you have been given twenty-one (21) days in which to consider whether you wish to enter into this Agreement, (c) you have elected to enter this Agreement knowingly and voluntarily and (d) if you do so within fewer than 21 days from receipt of the final document you have knowingly and voluntarily waived the remaining time. The Company reserves the right reasonably to change or revoke this Agreement prior to your execution hereof.

     This Separation and Release Agreement shall be fully effective and binding upon all parties hereto immediately upon execution by you and the Company; provided, however, you have seven (7) days following your execution of this Agreement to change your mind. You may revoke the Agreement during those seven days by mailing or delivering a letter of revocation to the Legal Department, attention Mary Ellen Offer, Esq., The Great Atlantic & Pacific Tea Company, Inc., 2 Paragon Drive, Montvale, New Jersey 07645. Such a letter must be signed and received, or postmarked, no later than the seventh day after the date on which you signed the Separation and Release Agreement.

      You further covenant not to contest the validity of this release after the expiration of the revocation period. Therefore, you agree that if you nonetheless should pursue litigation against the Company involving any matter covered and/or released hereby, you first will restore to the Company the full value of all consideration you have received and waive any to which you are still entitled hereunder and you shall be liable for the Company's costs and attorney fees incidental to defending such legal action. Finally should any provision of this Agreement be found by a court of competent jurisdiction to be unenforceable in whole or in part, the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect.

      To evidence our understanding and agreement, duplicate originals will be executed and notarized and each party will retain an original.


THE COMPANY                             Agreed and accepted:


By:                                 ________________________
______________________        CHRISTIAN HAUB
     PETER J. O'GORMAN             President &
                                   Chief Executive Officer
                                   THE GREAT ATLANTIC &
                                   PACIFIC TEA COMPANY, INC.


Dated:___________________          Dated:__________________
                                        Sworn to before me
                                        this ______ day
                                        of _________, 1999.


                                        ___________________
                                        Notary Public



     Employment and Separation Agreement and Release dated as of February 2, 2000 by and between George
     Graham  and  The  Great  Atlantic  &  Pacific  Tea
     Company, Inc.

     This will confirm our mutual understandings and agreement concerning your continued employment with and anticipated separation from The Great Atlantic & Pacific Tea Company, Inc. You agree to remain employed and actively engaged in providing the services needed to effectuate the transition in merchandising for the Company. You commit that you will do so for at least the first six (6) months of fiscal 2000 and thereafter at the Company's request through March 3, 2001, whereafter your employment will terminate.
Until your termination date in accord herewith ("Eligible Termination") your employment status otherwise remains unchanged. Upon termination all rights, privileges and entitlements as an active employee cease, subject only to the provisions hereinafter set forth.

      Provided  you  continue  to work  as  agreed  to  your
Eligible Termination, the Company will pay you at your current salary rate for two (2) calendar years after said termination date, which includes payment for any otherwise applicable paid leave time, notably including vacation time (the "Severance Period"). Your Company provided life insurance and executive medical coverage will be continued during the Severance Period. Any COBRA entitlement, if any, will follow thereafter. Your pension under the special executive retirement plan (SERP) will be calculated with 20 years' service credit and full retirement benefit at age 59 instead of age 65. In the event your spouse Mary Ellen survives you, she will receive 40% of your SERP benefit for the remainder of her life. Your unexercised Stock Options and Stock Appreciation Rights ("SAR's") which are vested as of your Eligible Termination and not previously exercised or expired will be exercisable at any time until the date three months after the end of the Severance Period. Your participation in the Company's management incentive program ceases as of your termination date; provided, you remain entitled on a pro rata basis to any bonus earned, accrued or payable in respect to the fiscal year in which your Eligible Termination occurs. These provisions exceed anything to which you are otherwise entitled by reason of your having been employed by or separated from the Company.

     The foregoing voluntary consideration is conditioned upon and given in return for your competent and honest employment until your Eligible Termination date, your agreement to provide information, advice and cooperation on matters having their origin prior to separation from the Company, and your discharge and release of all claims, obligations, and demands which you have, ever had, or in the future may have against The Great Atlantic & Pacific Tea Company, Inc., any parents, subsidiaries or affiliated entities and any of its or their officers, directors, employees, agents, predecessors or successors (the "Company") arising out of or related to your employment with and separation from the Company, including, but not limited to, any and all claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act ("ADEA"), the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Employment Retirement Income Security Act of 1974, the Family and Medical Leave Act, the Equal Pay Act, the Worker Adjustment and Retraining Notification Act, the National Labor Relations Act, each and every state or local variation of these federal laws including without limitation the New Jersey Law Against Discrimination, the New Jersey Family Leave Act, as amended, the New Jersey Conscientious Employee Protection Act, any and all other applicable federal, state, and local fair employment practices, individual or constitutional rights, wage or discrimination laws and any and all claims for breach of contract or implied contract, constructive or wrongful discharge, or for negligence, retaliation and all torts, and any and all claims for attorney fees.

     This release shall not affect any acts giving rise to claims subsequent to your employment termination date. Excluded from this release are any claims which by law cannot be waived; provided, however, while you cannot waive your right to file a charge with or participate in an investigation conducted by certain government agencies, you are waiving and releasing your claim or right to any monetary recovery should any agency (such as the Equal Employment Opportunity Commission) pursue any claims that would otherwise financially benefit you.

     This Employment and Separation and Release Agreement does contain and constitute the full and complete understanding and agreement between you and the Company ("Agreement"). You further understand and agree that by entering into this Agreement the Company is not admitting violating any legal right, duty or entitlement and further that you will keep strictly confidential the terms and conditions of this Agreement.

      The Company advises you to consult with an attorney prior to executing this Agreement. By executing this Agreement you acknowledge that (a) you have been provided an opportunity to consult with an attorney or other advisor of your choice regarding the terms of this Agreement, (b) this is a final offer and you have been given twenty-one (21) days in which to consider whether you wish to enter into this Agreement, (c) you have elected to enter this Agreement knowingly and voluntarily and (d) if you do so within fewer than 21 days from receipt of the final document you have knowingly and voluntarily waived the remaining time. The Company reserves the right reasonably to change or revoke this Agreement prior to your execution hereof.

     This Agreement shall be fully effective and binding upon all parties hereto immediately upon execution by you and the Company; provided, however, you have seven (7) days following your execution of this Agreement to change your mind. You may revoke the Agreement during those seven days by mailing or delivering a letter of revocation to the Legal Department, attention Mary Ellen Offer, Esq., The Great Atlantic & Pacific Tea Company, Inc., 2 Paragon Drive, Montvale, New Jersey 07645. Such a letter must be signed and received, or postmarked, no later than the seventh day after the date on which you signed the Agreement.

      You further covenant not to contest the validity of this release after the expiration of the revocation period. Therefore, you agree that if you nonetheless should pursue litigation against the Company involving any matter covered and/or released hereby, you first will restore to the Company the full value of all consideration you have received and waive any to which you are still entitled hereunder and you shall be liable for the Company's costs and attorney fees incidental to defending such legal action. Finally should any provision of this Agreement be found by a court of competent jurisdiction to be unenforceable in whole or in part, the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect.

      If this is in accordance with our understanding and agreement, please sign and return to my attention the enclosed copy, which shall evidence our binding agreement.

                                   Agreed and Accepted:



By: _____________________          ___________________
  LAURANE MAGLIARI                 GEORGE GRAHAM
  Sr. Vice President,
  People Resources & Services
  THE GREAT ATLANTIC & PACIFIC
  TEA COMPANY, INC.

Dated: ___________________    Dated:_____________________





Personal & Confidential



To:       Brian Pall
From:     Laurane S. Magliari
Date:     May 3, 2000
Subject:  Promotion to Chief Development Officer
           - Total Compensation

This memo will detail the terms of your promotion to Chief
Development Officer effective May 1, 2000. In your new capacity, you will report directly to Christian Haub and participate as a member of the Management Executive
Committee (MEC).

Annual Base Salary:           $300,000

Grade Level:                  F    (Minimum $214.0,
                              Mid-Point $305.0,
                              Maximum $397.0)

Annual Incentive Target:      40% ($122.0) of
                              grade mid-point

Long Term Incentive Target:   25,000 stock options.   Stock
                              option grant for 1999
                              performance is 26,500 options.

Severance Agreement:     Should the Company terminate your
                         employment for reason other than
                         cause, you will be entitled to an
                         amount equal to 18 months of
                         continued total compensation
                         inclusive of benefits, (i.e. health
                         insurance, bonus entitlement, etc.,
                         not just base salary).

As we discussed, you will be considered for participation in SERP once the Plan has been revised and approved by the Retirement Committee. Additionally, should the results of the Total Compensation Study indicate your new position warrants a salary grade level higher than "F", an adjustment will be made at that time.

Brian, on behalf of the MEC, we our very excited about your joining the team and look forward to your contributions to our Company's success.



cc:  Christian Haub


                              November 19, 1999

Via Fed Ex
Mr. William Costantini
64 Bouton Road
South Salem, NY  10590

Dear Bill:

The management team at The Great Atlantic & Pacific Tea Company joins me in offering you the position of Senior Vice President, General Counsel beginning March 1, 2000, based in our Montvale office and reporting to Fred Corrado, Vice Chairman - CFO. This offer is conditioned on a satisfactory reference check and substance abuse testing. Below are the details:

    Your base salary will be $335,000 per annum, payable
    in  four-week increments (13 times per  year)  at  a
    rate  of  $25,769.23.  You will  be  granted  25,000
    Stock   Options  upon  your  employment  with   A&P.
    Subsequent awards under the Company's program are at
    the  decision  of  the Board of Directors  based  on
    individual  and  Company performance.   Your  target
    award is 25,000 options.

    As Senior Vice President, General Counsel, you will participate in the Fiscal Year 2000 Management Bonus
    Plan at a target bonus rate of $122,000 (40% of grade mid-point; 1999 mid-point is $305,000).

    You  will  be  eligible to participate  in  the  A&P
    Retirement and Savings Plan upon completion  of  one
    year  of  employment.  In addition,  you  have  been
    designated  to  participate in the Senior  Executive
    Medical   Reimbursement  Plan  for  claims  incurred
    subsequent  to  your  start date.   In  short,  this
    enhanced  benefit covers 100% of all  medical  costs
    including  dental and vision, with the exception  of
    prescriptions, which are covered under the  standard
    plan.   A  copy of our standard benefits package  is
    enclosed for your review. Also enclosed is a copy of A&P's Relocation Benefits Program, for which you will also be eligible.

Bill,  we are delighted with your decision to join A&P.   We
believe your association with our organization will be extremely beneficial to both of us.

                              Sincerely,



Enclosed is a duplicate copy of this letter which I would appreciate your signing and returning indicating agreement with the above.

___________________________   _____________________________
(Name)                                  Date




January 20, 2000


Robert Ulrich, Esq.
500 Weymouth Drive
Wyckoff, NJ  07481

Dear Bob,

      As we have discussed, you have agreed to announce your retirement from the Company effective May 18, 2000, i.e., on your 25th anniversary date.

      This confirms the Agreement between the Company and you terminating your active employment effective upon your retirement from the Company on May 18, 2000, on which date you will have attained age 65.

The Company has agreed to pay you at your current salary rate from May 18, 2000 through May 17, 2001 ("severance period"). These payments include any and all otherwise applicable paid leave, including but expressly not limited to vacation entitlement.

      Your Company paid life insurance coverage will be continued through May 31, 2001.

      Executive Medical Health benefits and prescription drug coverage under the Company plan will be continued for you until May 31, 2001, and for your wife until she attains age 65, i.e., until May 11, 2004.

      You will be entitled to any bonus that would otherwise be payable to you in respect to fiscal year 2000, whether
"earned" or "discretionary."

      Any unexercised Stock Appreciation Rights ("SAR's") and Stock Options, whether ISO's or Nonqualified Options, which are vested as of May 18, 2000, will remain exercisable through August 17, 2001, namely the conclusion of the third month after the severance period.

      You will be eligible to receive a pension under the Supplemental Executive Retirement Plan ("SERP") in accordance with the terms of the Plan.
Robert Ulrich, Esq.
January 20, 2000
Page 2




      The Company will reimburse you for your Ridgewood
Country Club dues of $2,200 for the year 2000.

      If this is agreeable to you, please sign in the place indicated below.





                              Very truly yours,



                              Laurane S. Magliari

Agreed:




Robert G. Ulrich







June 15, 1999


Mr. Nicholas Ioli, Jr.
253 North Poverty Road
Southbury, CT  06488

Dear Nick:

We are pleased to confirm to your our offer of employment.
The details are as follows:

     You will be employed by The Great Atlantic & Pacific
     Tea Company, Inc. on an agreed upon date, as Sr. Vice
     President -Chief Information Officer reporting to Fred
     Corrado, Vice Chairman, which is conditioned on satisfactory substance abuse testing.

     Your base salary will be $225,000 per annum, payable in four weekly increments (13 times per year) at rate of $17,307.69. Checks are issued on Thursday of the last week of each fiscal period.

     As Sr. Vice President-Chief Information Officer, you will participate in the Fiscal Year 1999 Management
     Bonus Plan at a target bonus rate of 40% of grade mid-point (1999 mid-point is $305,000). Bonus payment for FY 1999 will be prorated coincident with your start date.

     Additionally, you will be granted an issuance of 15,000
     Stock Options under the A&P Stock Option Plan at the price in effect on the date you begin employment with A&P.

     In the event of involuntary termination by the company
     (except in the case of termination for cause), you will be entitled to twelve (12) months' salary as severance pay.

     You are also eligible for full relocation benefits should your relocation occur during your first twelve months of employment.

     Vacation entitlement will be four (4) weeks each calendar year. You will participate in the Company's Executive Medical Program immediately upon commencement of employment. You will be eligible to participate in the A&P Retirement and Savings Plan upon completion of one year of employment.

Nick, we are delighted with your decision to join A&P. We believe your association with our organization will be extremely beneficial to both of us.


                              Sincerely,



                              Laurane Magliari


Enclosed is a duplicate copy of this letter which I would appreciate your signing and returning indicating agreement with the above.



NICHOLAS L. IOLI, JR.         DATE